UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Abacus Life, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Park Center Drive, Suite 170

Orlando, Florida 32835

(800) 561-4148

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events

On November 10, 2023, Abacus Life, Inc. (the “Company”) completed a registered offering of $35,650,000 aggregate principal amount of its 9.875% Fixed Rate Senior Notes due 2028 (the “Notes”), which includes the issuance of $4,650,000 aggregate principal amount of Notes as a result of the Underwriters’ (as defined below) exercise in full of their over-allotment option. The offering was consummated pursuant to the terms of an underwriting agreement, dated as of November 2, 2023 (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the several underwriters named in Exhibit A thereto (the “Underwriters”). The Company received $34,550,543 in proceeds, before expenses, from the sale of the Notes. The Company used the net proceeds to pay, and retire the entire outstanding balance of $26.5 million in indebtedness under the Owl Rock Credit Facility, dated as of July 5, 2023, by and among the Company and the lenders signatory thereto. The remainder of the net proceeds may be used to refinance other outstanding indebtedness and for general corporate purposes.

The Notes were offered and sold pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-274553) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 2, 2023, and a final prospectus thereto filed with the SEC on November 6, 2023. The Notes will bear interest at the rate of 9.875% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2024, and ending on November 15, 2028 (the maturity date). The Company may redeem the Notes in whole or in part on or after February 15, 2027.

The terms of the Notes are governed by a senior debt securities indenture, dated as of November 10, 2023 (the “Base Indenture”), as supplemented by a first supplemental indenture, dated as of November 10, 2023 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Base Indenture and the First Supplemental Indenture, which includes the form of the Notes, are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

The Notes are expected to trade on the Nasdaq Global Market under the symbol “ABLLL” within 30 days of the original issue date.

The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the foregoing.

Item 9.01.	Financial Statement and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Base Indenture, dated as of November 10, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 10, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 9.875% Fixed Rate Senior Notes due 2028 (included in Exhibit 4.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.

Date: November 13, 2023	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer